Exhibit 99.1

Compass Diversified Holdings Ryan J. Faulkingham Chief Financial Officer 203.221.1703 ryan@compassequity.com	Investor Relations and Media Contact: The IGB Group Leon Berman 212.477.8438 lberman@igbir.com
Compass Diversified Holdings Reports Third Quarter 2019 Financial Results

Generates Solid Revenue and Cash Flow and Continues to Provide Sizable Distributions to Shareholders
Branded Consumer Segment Generates Strong Results, Highlighted by 5.11 Tactical’s Double-Digit Revenue and EBITDA Growth
Westport, Conn., October 30, 2019 - Compass Diversified Holdings (NYSE: CODI) (“CODI,” “we,” “our” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three months ended September 30, 2019.
Third Quarter 2019 Highlights

•	Reported net sales of $388.3 million;

•	Reported net loss of $26.5 million inclusive of $33.4 million non-cash impairment charge at Velocity and $4.9 million loss on the sale of Tilray shares;

•	Reported non-GAAP Adjusted EBITDA of $63.8 million;

•	Reported Cash Provided by Operating Activities of $22.9 million, and Generated non-GAAP Cash Flow Available for Distribution and Reinvestment (“CAD”) of $30.2 million for the third quarter of 2019;

•
Paid a third quarter 2019 cash distribution of $0.36 per share on CODI’s common shares in October 2019, bringing cumulative distributions paid to $18.5952 per common share since CODI’s IPO in May of 2006;

•	Paid a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares and $0.4921875 per share on the Company's 7.875% Series B Preferred Shares in October 2019;

•	Received approximately C$64 million of deferred consideration from the sale of Manitoba Harvest, comprised of cash and Tilray shares.
“During the third quarter our group of leading and diversified businesses generated solid revenue and cash flow, exceeding our expectations,” said Elias Sabo, CEO of Compass Diversified Holdings. “We are especially pleased with the performance of our branded consumer businesses, driven by 5.11 Tactical’s double digit revenue and EBITDA growth. 5.11 continues to exceed our expectations, as the company successfully expands into a consumer lifestyle apparel business. During the third quarter, 5.11 continued to invest in its omni channel consumer strategy, adding experiential retail stores and enhancing its online capabilities. We are pleased with 5.11’s progress and believe in its transformational potential for CODI, as 5.11 expands to meet the needs of its passionate and highly engaged customer base.”
Mr. Sabo continued, “Following the two opportunistic divestitures in the first half of 2019, we received C$64 million in deferred consideration from the sale of Manitoba Harvest in the third quarter of 2019. During the third quarter, we sold all of our shares in Tilray received as part of the consideration, and have now successfully monetized all of the proceeds from the Manitoba Harvest sale and realized a gain of $121.7 million on our investment. The sales of Manitoba Harvest and Clean Earth in 2019 have resulted in significantly less financial leverage and greatly enhanced liquidity, positioning CODI with the strongest balance sheet in our history. Since going public in 2006, we have now realized gains for our shareholders in excess of $1 billion, and we have paid a sizeable and consistent distribution to our common shareholders, now reaching nearly $18.60, or 124% of our IPO price. Based on the strength of our third quarter financial results, we now expect our fourth quarter results to exceed our original expectations”.
Operating Results
Net sales for the quarter ended September 30, 2019 were $388.3 million, as compared to $360.3 million for the quarter ended September 30, 2018. The September 30, 2018 net sales do not include net sales attributable to Ravin prior to CODI’s ownership.

Net loss for the quarter ended September 30, 2019 was $26.5 million, as compared to net income of $5.8 million for the quarter ended September 30, 2018. CODI recorded a $33.4 million impairment at our Velocity Outdoor subsidiary during the quarter ended September 30, 2019.

Adjusted EBITDA (see Note Regarding Use of Non-GAAP Financial Measures below) for the quarter ended September 30, 2019 was $63.8 million, as compared to $57.9 million for the quarter ended September 30, 2018. Adjusted EBITDA does not include the results of Ravin prior to CODI’s ownership.

CODI reported CAD (see Note Regarding Use of Non-GAAP Financial Measures below) of $30.2 million for the quarter ended September 30, 2019, as compared to $26.4 million for the prior year’s comparable quarter. CODI’s CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. However, CAD excludes the gains from monetizing interests in CODI’s subsidiaries, which have totaled over $1 billion since going public in 2006. The increase in CAD over the prior year quarter is primarily the result of 5.11 Tactical’s improved operating performance, lower maintenance capital expenditures at our existing businesses, offset by the loss of cash flow from our two divestitures in the first half of 2019.

Liquidity and Capital Resources
For the quarter ended September 30, 2019, CODI reported Cash Provided by Operating Activities of $22.9 million, as compared to Cash Provided by Operating Activities of $23.5 million for the quarter ended September 30, 2018.
CODI’s weighted average number of shares outstanding for the quarters ended September 30, 2019 and September 30, 2018 were 59.9 million.
As of September 30, 2019, CODI had approximately $285.8 million in cash and cash equivalents, $298.8 million outstanding on its term loan facility, $400 million outstanding in 8.00% Senior Notes due 2026 and no outstanding borrowings under its revolving credit facility. In July 2019, CODI repaid $193.8 million on its term loan facility.
The Company has no significant debt maturities until 2023 and had net borrowing availability of $596.4 million at September 30, 2019 under its revolving credit facility.

Concurrent with the June 2019 sale of Clean Earth, Compass Group Management volunteered to waive the management fee on cash balances held at CODI, commencing with the management fee due for the quarter ended June 30, 2019 and continuing until the quarter during which the Company next borrows under its revolving credit facility.

Third Quarter 2019 Distributions
On October 3, 2019, CODI’s Board of Directors (the “Board”) declared a third quarter distribution of $0.36 per share on the Company’s common shares. The cash distribution was paid on October 24, 2019 to all holders of record of common shares as of October 17, 2019. Since its IPO in May of 2006, CODI has paid a cumulative distribution of $18.5952 per common share.
The Board also declared a quarterly cash distribution of $0.453125 per share on the Company’s 7.250% Series A Preferred Shares (the “Series A Preferred Shares”). The distribution on the Series A Preferred Shares covered the period from and including July 30, 2019, up to, but excluding, October 30, 2019. The distribution for such period was paid on October 30, 2019 to all holders of record of Series A Preferred Shares as of October 15, 2019.
The Board also declared a quarterly cash distribution of $0.4921875 per share on the Company's 7.875% Series B Preferred Shares (the “Series B Preferred Shares”). The distribution on the Series B Preferred Shares covered the period from and including July 30, 2019, up to, but excluding, October 30, 2019. The distribution for such period was paid on October 30, 2019 to all holders of record of Series B Preferred Shares as of October 15, 2019.

Conference Call
Management will host a conference call on Wednesday, October 30, 2019 at 5:00 p.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (855) 212-2368 and the dial-in number for international callers is (315) 625-6886. The access code for all callers is 3219678. A live webcast will also be available on the Company's website at https://www.compassequity.com/.

A replay of the call will be available through November 6, 2019. To access the replay, please dial (855) 859-2056 in the U.S. and (404) 537-3406 outside the U.S., and then enter the access code 3219678.

Note Regarding Use of Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP measure used by the Company to assess its performance. We have reconciled Adjusted EBITDA to Net Income (Loss) on the attached schedules. We consider Net Income (Loss) to be the most directly comparable GAAP financial measure to Adjusted EBITDA. We believe that Adjusted EBITDA provides useful information to investors and reflects important financial measures as it excludes the effects of items which reflect the impact of long-term investment decisions, rather than the performance of near term operations. When compared to Net Income (Loss), Adjusted EBITDA is limited in that it does not reflect the periodic costs of certain capital assets used in generating revenues of our businesses or the non-cash charges associated with impairments, as well as certain cash charges. This presentation also allows investors to view the performance of our businesses in a manner similar to the methods used by us and the management of our businesses, provides additional insight into our operating results and provides a measure for evaluating targeted businesses for acquisition. We believe Adjusted EBITDA is also useful in measuring our ability to service debt and other payment obligations.
CAD is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain quarterly distributions. We have reconciled CAD to Net Income (Loss) and Cash Flow from Operating Activities on the attached schedules. We consider Net Income (Loss) and Cash Flow from Operating Activities to be the most directly comparable GAAP financial measures to CAD.

CAD is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each of our businesses for the periods during which CODI owned them. We believe that CAD provides investors additional information to enable them to evaluate our performance and ability to make anticipated quarterly distributions.
Neither of Adjusted EBITDA nor CAD is meant to be a substitute for GAAP measures and may be different from or otherwise inconsistent with non-GAAP financial measures used by other companies.

About Compass Diversified Holdings (“CODI”)
CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our eight majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built tactical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design and manufacture of custom molded protective foam solutions and OE components (Foam Fabricators);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•
The manufacture and marketing of portable food warming fuels for the hospitality and consumer markets, flameless candles and house and garden lighting for the home decor market, and wickless candle products used for home decor and fragrance systems (The Sterno Group); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor)

This press release may contain certain forward-looking statements, including expectations for our fourth quarter results and other statements with regard to the future performance of CODI. Words such as "believes," "expects," "projects," and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the SEC for the year ended December 31, 2018 and other filings with the SEC. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Compass Diversified Holdings Condensed Consolidated Statements of Operations (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net sales	$388,313	$360,284	$1,063,254	$986,402
Cost of sales	251,778	236,286	684,601	640,039
Gross profit	136,535	123,998	378,653	346,363
Operating expenses:
Selling, general and administrative expense	82,027	79,578	243,736	241,253
Management fees	8,874	10,768	28,352	32,204
Amortization expense	13,520	12,788	40,632	35,533
Impairment expense	33,381	—	33,381	—
Operating income (loss)	(1,267)	20,864	32,552	37,373
Other income (expense):
Interest expense, net	(11,525)	(15,635)	(48,424)	(35,227)
Amortization of debt issuance costs	(770)	(927)	(2,625)	(2,978)
Loss on paydown of debt	(5,038)	—	(5,038)	(744)
Loss on sale of Tilray securities	(4,893)	—	(10,193)	—
Other income (expense), net	(689)	511	(1,213)	(2,285)
Income (loss) from continuing operations before income taxes	(24,182)	4,813	(34,941)	(3,861)
Provision for income taxes	4,400	5,470	10,375	7,557
Income (loss) from continuing operations	(28,582)	(657)	(45,316)	(11,418)
Income from discontinued operations, net of income tax	—	6,423	16,901	14,931
Gain on sale of discontinued operations	2,039	—	330,203	1,165
Net income (loss)	(26,543)	5,766	301,788	4,678
Less: Income from continuing operations attributable to noncontrolling interest	1,242	688	3,997	2,475
Less: Income (loss) from discontinued operations attributable to noncontrolling interest	—	352	(266)	726
Net income (loss) attributable to Holdings	$(27,785)	$4,726	$298,057	$1,477

Basic income (loss) per common share attributable to Holdings
Continuing operations	$(1.33)	$(0.16)	$(1.95)	$(0.45)
Discontinued operations	0.03	0.09	5.80	0.25
	$(1.30)	$(0.07)	$3.85	$(0.20)

Basic weighted average number of common shares outstanding	59,900	59,900	59,900	59,900

Cash distributions declared per Trust common share	$0.36	$0.36	$1.08	$1.08

Compass Diversified Holdings
Net Sales to Pro Forma Net Sales Reconciliation
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Net Sales	$388,313	$360,284	$1,063,254	$986,402
Acquisitions (1)	—	—	—	39,828
Pro Forma Net Sales	$388,313	$360,284	$1,063,254	$1,026,230

(1)	Net sales of Foam Fabricators and Rimports (Sterno Group add-on) as if those businesses were acquired January 1, 2018.

Compass Diversified Holdings
Subsidiary Pro Forma Net Sales
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018

Branded Consumer
5.11 Tactical	$98,053	$83,342	$278,978	$252,022
Ergobaby	23,318	24,260	68,741	70,376
Liberty	24,729	17,872	67,566	61,741
Velocity Outdoor (2)	46,647	34,289	107,395	94,266
Total Branded Consumer	$192,747	$159,763	$522,680	$478,405

Niche Industrial
Advanced Circuits	$21,897	$23,424	$67,405	$68,454
Arnold Magnetics	30,895	29,891	90,404	90,486
Foam Fabricators (1)	31,304	33,336	93,634	97,022
Sterno Group (1)	111,470	113,870	289,131	291,863
Total Niche Industrial	$195,566	$200,521	$540,574	$547,825

	$388,313	$360,284	$1,063,254	$1,026,230

(1)	Foam Fabricators and Rimports (Sterno Group add-on) are pro forma as if those businesses were acquired January 1, 2018.

(2)
The above 2018 results exclude management's estimate of net sales of $11.9 million and $33.5 million for the three and nine months ended September 30, 2018, respectively, at Ravin before our ownership. Ravin was acquired by Velocity Outdoor in September 2018.

Compass Diversified Holdings
Net Income to Adjusted EBITDA and Cash Flow Available for Distribution and Reinvestment
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
Net income (loss)	$(26,543)	$5,766	$301,788	$4,678
Income from discontinued operations, net of income tax	—	6,423	16,901	14,931
Gain on sale of discontinued operations	2,039	—	330,203	1,165
Income (loss) from continuing operations	$(28,582)	$(657)	$(45,316)	$(11,418)
Provision for income taxes	4,400	5,470	10,375	7,557
Income (loss) from continuing operations before income taxes	$(24,182)	$4,813	$(34,941)	$(3,861)
Other income (expense), net	(5,727)	511	(6,251)	(3,029)
Amortization of debt issuance costs	(770)	(927)	(2,625)	(2,978)
Loss on sale of Tilray securities	(4,893)	—	(10,193)	—
Interest expense, net	(11,525)	(15,635)	(48,424)	(35,227)
Operating income (loss)	$(1,267)	$20,864	$32,552	$37,373
Adjusted For:
Depreciation	8,402	8,016	24,628	22,925
Amortization	13,520	14,783	40,632	42,761
Non-controlling shareholder compensation	936	1,973	4,265	5,972
Acquisition expenses	—	1,362	—	2,156
Integration services fees	—	562	281	3,551
Management fees	8,874	10,768	28,352	32,204
Impairment expense	33,381	—	33,381	—
Other	—	(415)	324	(1,320)
Adjusted EBITDA	$63,846	$57,913	$164,415	$145,622
Interest at Corporate, net of unused fee (1)	(10,772)	(15,931)	(43,137)	(38,174)
Swap payment	(372)	(358)	(675)	(1,444)
Management fees	(8,874)	(10,768)	(28,352)	(32,204)
Capital expenditures (maintenance)	(3,256)	(4,783)	(11,265)	(15,481)
Current tax expense (cash taxes) (2)	(6,572)	(4,441)	(12,582)	(7,580)
Preferred share distributions	(3,781)	(4,773)	(11,344)	(8,398)
Discontinued operations	—	9,054	16,986	27,415
Miscellaneous items	—	515	—	985
Cash Flow Available for Distribution and Reinvestment ('CAD')	$30,219	$26,428	$74,046	$70,741

(1)
Interest expense at Corporate reflects consolidated interest expense less non-cash components such as, unrealized gains and losses on our swap and original issue discount amortization. We include the cash component of our swap payment above in our reconciliation to CAD.

(2)	Current tax expense is calculated by deducting the change in deferred tax from the statement of cash flows from the income tax provision on the statement of operations.

Compass Diversified Holdings
Adjusted EBITDA (1)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018

Branded Consumer
5.11 Tactical	$12,049	$7,556	$31,610	$21,314
Ergobaby	5,872	6,579	16,689	17,414
Liberty	3,207	1,020	7,624	6,502
Velocity Outdoor (2)	8,243	5,713	15,964	14,779
Total Branded Consumer	$29,371	$20,868	$71,887	$60,009

Niche Industrial
Advanced Circuits	$6,894	$7,853	$21,405	$21,929
Arnold Magnetics	4,447	4,025	11,610	12,105
Foam Fabricators (2)	7,629	7,735	22,675	19,123
Sterno Group (2)	18,779	19,996	46,519	43,024
Total Niche Industrial	$37,749	$39,609	$102,209	$96,181

Corporate expense (3)	(3,274)	(2,564)	(9,681)	(10,565)
Total Adjusted EBITDA	$63,846	$57,913	$164,415	$145,625

(1)	Please refer to our recently filed Form 10-Q for detail on subsidiary pro forma Adjusted EBITDA, and reconciliation to net income.

(2)
The above 2018 results exclude management's estimate of Adjusted EBITDA, before our ownership, of $5.5 million at Rimports, $2.8 million at Foam Fabricators and $10.8 million at Ravin for the nine months ended September 30th, and $4.7 million at Ravin for the three months ended September 30th.

(3)	Please refer to the recently filed Form 10-Q for a reconciliation of our Corporate expense to Net Income.

Compass Diversified Holdings Summarized Statement of Cash Flows (unaudited)

	Nine months ended September 30,
(in thousands)	2019	2018
Net cash provided by operating activities	$31,584	$58,772
Net cash provided by (used in) investing activities	760,148	(594,705)
Net cash (used in) provided by financing activities	(557,118)	531,288
Effect of foreign currency on cash	(2,102)	916
Net increase (decrease) in cash and cash equivalents	232,512	(3,729)
Cash and cash equivalents — beginning of period (1)	53,326	39,885
Cash and cash equivalents — end of period	$285,838	$36,156

(1) Includes cash from discontinued operations of $4.6 million at January 1, 2019 and $4.2 million at January 1, 2018.

Compass Diversified Holdings Condensed Consolidated Table of Cash Flow Available for Distribution and Reinvestment (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
Net income	$(26,543)	$5,766	$301,788	$4,678
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,922	30,747	78,413	87,878
Gain on sale of business	(2,039)	—	(330,203)	(1,165)
Impairment expense	33,381	—	33,381	—
Amortization of debt issuance costs and original issue discount	863	1,079	3,022	3,403
Unrealized (gain) loss on derivatives	136	(749)	3,486	(4,649)
Noncontrolling stockholder charges	936	2,529	6,204	7,694
Provision for loss on receivables	2,041	361	2,786	459
Other	5,465	(90)	5,961	46
Deferred taxes	(2,172)	(3,380)	(14,538)	(6,622)
Changes in operating assets and liabilities	(11,060)	(12,803)	(58,716)	(32,950)
Net cash provided by operating activities	22,930	23,460	31,584	58,772
Plus:
Unused fee on revolving credit facility	511	427	1,393	1,282
Successful acquisition costs	—	2,648	596	4,995
Integration services fee (1)	—	562	281	2,156
Realized loss from foreign currency effect (2)	—	—	363	1,364
Changes in operating assets and liabilities	11,060	12,803	58,716	32,950
Loss on sale of Tilray securities	4,893	—	10,193	—
Other	—	95	—	885
Less:
Maintenance capital expenditures (3)	3,256	7,553	14,760	21,821
Payment of interest rate swap	372	358	675	1,444
Realized gain from foreign currency effect (2)	—	883	—	—
Preferred share distributions	3,781	4,773	11,344	8,398
Other	1,766	—	2,301	—
CAD	$30,219	$26,428	$74,046	$70,741

Distribution paid in April 2019/ 2018	$—	$—	$21,564	$21,564
Distribution paid in July 2019/ 2018	—	—	21,564	21,564
Distribution paid in October 2019/2018	21,564	21,564	21,564	21,564
	$21,564	$21,564	$64,692	$64,692

(1)	Represents fees paid by newly acquired companies to the Manager for integration services performed during the first year of ownership, payable quarterly.

(2)	Reflects the foreign currency transaction gain/ loss resulting from the Canadian dollar intercompany loans issued to Manitoba Harvest.

(3)
Excludes growth capital expenditures of approximately $4.3 million and $4.7 million for the three months ended September 30, 2019 and 2018, respectively, and $10.7 million and $17.5 million for the nine months ended September 30, 2019 and 2018, respectively.

Compass Diversified Holdings
Maintenance Capital Expenditures
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
Branded Consumer
5.11 Tactical	$211	$200	$1,547	$2,629
Ergobaby	346	239	583	646
Liberty	413	104	720	1,039
Velocity Outdoor	1,056	764	2,096	3,063
Total Branded Consumer	$2,026	$1,307	$4,946	$7,377

Niche Industrial
Advanced Circuits	$—	$646	$1,126	$1,169
Arnold Magnetics	1,068	1,037	2,874	3,160
Foam Fabricators	451	515	1,387	1,455
Sterno Group	(289)	1,278	932	2,320
Total Niche Industrial	$1,230	$3,476	$6,319	$8,104

Total maintenance capital expenditures	$3,256	$3,476	$6,319	$8,104

Compass Diversified Holdings Condensed Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
(in thousands)	(unaudited)
Assets
Current assets
Cash and cash equivalents	$285,838	$48,771
Accounts receivable, net	221,423	205,545
Inventories	332,221	307,437
Prepaid expenses and other current assets	41,975	29,670
Current assets of discontinued operations	—	89,762
Total current assets	881,457	681,185
Property, plant and equipment, net	142,291	146,601
Goodwill and intangible assets, net	1,013,373	1,086,707
Other non-current assets	97,099	8,378
Non-current assets of discontinued operations	—	449,464
Total assets	$2,134,220	$2,372,335

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$210,960	$183,781
Due to related party	8,142	11,093
Current portion, long-term debt	5,000	5,000
Other current liabilities	30,648	6,912
Current liabilities of discontinued operations	—	52,494
Total current liabilities	254,750	259,280
Deferred income taxes	31,275	33,984
Long-term debt	680,513	1,098,871
Other non-current liabilities	87,427	12,615
Non-current liabilities of discontinued operations	—	48,243
Total liabilities	1,053,965	1,452,993
Stockholders' equity
Total stockholders' equity attributable to Holdings	1,032,810	859,372
Noncontrolling interest	47,445	39,922
Noncontrolling interest of discontinued operations	—	20,048
Total stockholders' equity	1,080,255	919,342
Total liabilities and stockholders’ equity	$2,134,220	$2,372,335